Exhibit 10.1

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SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (the “Agreement”) is made and effective the 1st day of October, 2005, by and between Linear Technology Corporation, with offices at 1630 McCarthy Blvd., Milpitas, CA 95035 (“Linear”) and Monolithic Power Systems, Inc., with offices at 983 University Avenue, Building A, Los Gatos, CA 95032 (“MPS”). Linear and MPS are collectively referred to as the “Parties.”

WHEREAS Linear is the assignee and owner of all rights, title and interest in United States Patent Nos. 5,481,178 (the “‘178 Patent”) and 6,580,258 (the “‘258 Patent”) (collectively the “Patents-in-Suit”);

WHEREAS on or about July 16, 2004, Linear filed a Complaint to commence an investigation by the United States International Trade Commission, which in turn commenced Investigation No. 337-TA-521, entitled “In the matter of CERTAIN VOLTAGE REGULATOR CIRCUITS, COMPONENTS THEREOF AND PRODUCTS CONTAINING SAME” (the “ITC Proceeding”);

WHEREAS MPS filed an answer in the ITC Proceeding alleging that the Patents-in-Suit are invalid, unenforceable and not infringed;

WHEREAS Linear and MPS now desire to settle the ITC Proceeding and this dispute between them as hereinafter set forth;

The parties agree as follows:

I. DEFINITIONS

1.1 As used in this Agreement, “Linear” and “MPS” include and refer to each party’s respective parents, subsidiaries, affiliates and successors.

1.2 An “Affiliate” of Linear or MPS, respectively, shall mean any corporation, company or other legal entity, more than fifty percent (50%) of whose outstanding shares or securities (representing the right to select

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directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by Linear or MPS but such corporation, company or other legal entity shall be deemed an Affiliate only so long as such ownership or control exists.

1.3 “Asserted Claims” shall mean the following patent claims allegedly infringed by MPS: claims 1, 31, 34, 41, 44, 55 and 56 of U.S. Patent No. 5,481,178 and claims 2 and 35 of U.S. Patent No. 6,580,258.

1.4 “Claims” shall mean any and all claims, counterclaims, demands, actions and causes of action, and any related damages, liabilities, losses, payments, obligations, costs and expenses (including, without limitation, attorneys’ fees and costs), of any kind or nature, fixed or contingent, direct or indirect, in law or equity, several or otherwise, known or unknown, suspected or unsuspected.

1.5 “Licensed Patents” shall mean U.S. Patent No. 5,481,178 and U.S. Patent No. 6,580,258, as well as all continuations, continuations-in-part, divisionals, or reissues or re-examinations thereof, and all foreign patents and patent applications counterpart thereto.

1.6 “Licensed Product” shall mean the MP1556 product and the EV0063 evaluation board (to the extent that it includes the MP1556).

1.7 “Net Selling Price” shall mean the priced charged by MPS to customers for the sale of the Licensed Product, less (a) returns and customary trade, quantity, cash discounts and rebates actually allowed and taken either at the time or later; (b) freight and insurance costs, if separately itemized on the invoice paid by the customer; (c) value-added, sales, use, or similar taxes and customs duties included in the invoice amount; (d) writeoffs of accounts receivable from previous sales of Licensed Product; and (e) other credits or rebates actually allowed and taken either at the time or later.

1.8 “Sales” or “Sold” shall mean “the passing of title from the seller to the buyer for a price (Section 2401)” as set forth at California U.C.C. Section 2106(1), from a person within the definition of MPS to a person not within the definition of MPS.

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II. SETTLEMENT AND RELEASE

2.1 The Parties agree to move for termination of the ITC investigation within one day of execution of this Agreement, and to submit a Consent Order and Consent Order Stipulation to the ITC in the form attached hereto as Exhibit A, together with a Joint Motion for Termination of the Proceeding, and a Joint Motion to Suspend the Hearing pending the termination motion, in the form attached hereto as Exhibit B.

2.2 In consideration for MPS’s agreement to the Consent Order and other provisions set forth herein, Linear releases MPS from any and all Claims and liability for any alleged past infringement of the Licensed Patents. Linear further agrees that it will not assert the Licensed Patents against MPS or its direct or indirect customers, agents, suppliers or distributors for use, manufacture, importation, offer for sale, sale or other distribution of Licensed Products that were sold by or on behalf of MPS prior to the Effective Date of this Agreement.

2.3 Linear and MPS irrevocably and perpetually release and waive worldwide any and all Claims that they would have been compelled to bring in the ITC Proceeding or any related litigation against each other. Linear and MPS each represent and warrant that, on the date of its execution of this Agreement, it is unaware of any other Claims related to the Licensed Patents which it might bring or assert against each other. Each party expressly waives any rights or benefits available to it in any capacity under the provisions of Section 1542 of the California Civil Code and of any similar statute, law, regulation, principle of judicial interpretation or other rule (of California or any other jurisdiction.). Such Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

2.4 MPS shall be responsible for and pay its own costs, expenses and attorneys’ fees in connection with the ITC Proceeding and settlement

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thereof. Linear shall be responsible for and pay its own costs, expenses and attorneys’ fees in connection with the ITC Proceeding and settlement thereof.

2.5 MPS agrees that, in any proceeding to enforce the Consent Order or this Agreement, MPS will not challenge or otherwise contest the validity of the Patents-in-Suit.

III. LICENSE

3.1 Linear hereby grants to MPS a non-exclusive, worldwide license under the Licensed Patents to use, make, have made, import, offer to sell, and sell or otherwise transfer Licensed Product. MPS’ license to the Licensed Patents does not include the right to grant sublicenses, and MPS’ “have made” rights do not include any right to act as a sales agent, commission agent, broker, factor distributor or reseller of Licensed Products made by third parties.

3.2 The term of this license shall be from the Effective Date through and including March 31, 2006 (the “Expiration Date”). This license shall terminate as of the Expiration Date, and MPS agrees that, by that date, it will discontinue any and all sales of the Licensed Product. Linear agrees that it will not assert the Licensed Patents against MPS or its direct or indirect customers, agents, suppliers, or distributors for use, manufacture, importation, offer for sale, sale or other distribution of Licensed Product that was sold by or on behalf of MPS prior to the Expiration Date.

3.3 MPS agrees that it has not made and will not make any sales of its MP1557-1559 products anywhere in the world. MPS further agrees that, except with respect to the Licensed Product, it has not made and will not make any sales of any other products in which the ZX circuitry identified by counsel for Linear in the ITC Proceeding is connected so as to allow such products to enter into what Linear referred to as “sleep mode,” “reverse polarity protection”, or otherwise practice the Asserted Claims anywhere in the world. For avoidance of doubt, Linear agrees that the MPS products, such as the MP2104, that have the accused ZX circuitry disabled as set forth in the ITC proceeding, do not infringe the Licensed Patents and that MPS may continue to make, have made, use, sell and offer to sell such products.

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IV. ***APPROXIMATELY 1 LINE OMITTED***

4.1 In consideration of the license and rights granted hereunder, ***APPROXIMATELY 7 LINES OMITTED***

4.2 ***APPROXIMATELY 5 LINES OMITTED***

4.3 MPS shall keep full, complete and accurate books and records containing all particulars which may be reasonably necessary for determining the royalty payable to Linear. Such books of account shall be kept at MPS’s principal place of business. Linear may request at its option that such books of account shall be made available for inspection, upon reasonable notice and subject to appropriate non-disclosure agreements. Such inspection shall be by an independent auditor agreed upon by Linear and MPS. Linear may elect to terminate any audit prior to its completion. If the auditor confirms that the royalty paid by MPS during the audited period was at least ninety percent (90%) of the amount due, then Linear shall bear the expense of the auditor. If the auditor determines that during the audited period MPS paid less than ninety percent (90%) of the royalty due, then MPS shall bear the expense of the auditor. In either event, all persons conducting the audit shall retain as confidential all MPS financial and other information, and may disclose to Linear only the total revenue base by quarter of all Licensed Product.

V. CONFIDENTIALITY

5.1 Except as may otherwise be required by law, including public financial filing requirements, each party shall keep the financial terms of this Agreement confidential and shall not disclose such terms or provisions without first obtaining the written consent of the other party. The confidentiality obligations hereunder do not apply to the existence of this Agreement, but do apply to the terms and conditions hereof. The parties mutually agree to redact such terms and conditions from any public version of this Agreement filed with the ITC that contain information of commercial value. In addition, other than as may be required by corporate disclosure laws, neither party shall issue a press release concerning this Agreement, the Consent Order, or any other aspect of the ITC Proceedings.

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VI. VENUE AND GOVERNING LAW

6.1 This Agreement is to be construed in accordance with and governed by the laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of California to the rights and obligations of the parties. The parties agree that any action arising out of or otherwise relating to this Agreement, including, without limitation, any action relating to the breach, interpretation or enforceability of this Agreement, shall be brought in the United States District Court for the District of Delaware or, if such court lacks jurisdiction, the courts of the State of Delaware. Each party hereby consents to the personal jurisdiction of, and waives any objection to venue in, such court. Notwithstanding the provisions of this section, Linear may also bring a proceeding to enforce the Consent Order in the ITC. In any proceeding brought pursuant to this section 6.1, the prevailing party shall be entitled to recover its attorneys’ fees. ***APPROXIMATELY 3 LINES OMITTED*** The liquidated damages provision shall not affect remedies available to Linear in any district court action for infringement of the Patents-in-Suit. ***APPROXIMATELY 6 LINES OMITTED***

VII. RETURN OF DOCUMENTS

7.1 Not later than sixty (60) days after the Effective Date, all copies of documents containing confidential or proprietary information of a party produced in the ITC Proceeding by such party to the other party or otherwise obtained in the course of the litigation shall be destroyed or returned to counsel for the producing party, with the exception of an archival copy of pleadings, correspondence, work product, interrogatory responses, depositions, deposition exhibits, court exhibits and other documents included in submissions to the ITC, which may be retained by outside counsel for each party, subject, however, to compliance with any protective orders or other orders of the ITC. Each party and its outside counsel shall certify compliance with the obligations of this Section 7.1.

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VIII. MISCELLANEOUS

8.1 MPS and Linear each represents and covenants to the other that it is duly existing; that it has the full power and authority to enter into this Settlement and License Agreement; that it has not previously assigned to any person any claim against the other; that this Agreement does not and will not interfere with any other agreement to which it is a party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

8.2 This Agreement shall be non-assignable except in connection with an acquisition of MPS, all or substantially all of MPS’ assets, or all or substantially all of the MPS business that includes the Licensed Product. The license rights pursuant to any assignment shall be limited to the acquired assets or business of MPS, and shall require the acquiring party to undertake MPS’ royalty and other obligations under the Agreement, provided that the acquiring party may elect to apply its license agreement and the terms of its license to MPS in lieu of this Agreement following the acquisition, if the acquiring party’s license permits such an election.

8.3 If one or more of the provisions of this Agreement are ruled wholly or partly invalid or unenforceable by the court, arbitrator or other government body of competent jurisdiction, then the validity and enforceability of all of the other provisions of this Agreement will be unaffected; and the provisions held wholly or partly invalid or unenforceable will be deemed amended, and the court, arbitrator or other government body shall reform the offending provision or provisions to the minimum extent necessary to render such provision or provisions valid and enforceable and, as so reformed, this Agreement shall be fully enforced.

8.4 Linear and MPS each represents that it has had the opportunity to be represented by counsel of its own choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and instruction of Linear and MPS, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either Linear or MPS.

8.5 Linear and MPS agree that neither this Settlement and License Agreement nor any act under it constitutes or shall be construed to constitute an admission of liability or fault of any kind by MPS, which liability or fault of MPS expressly denies.

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8.6 Linear and MPS agree that they will each sign such further documents and take such further acts as may be necessary to carry out the intent of this Agreement.

8.7 This Agreement may be signed in counterparts and shall be effective only when signed by Linear and MPS.

8.8 Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, full prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Linear:	Linear Technology Corporation 1630 McCarthy Blvd. Milpitas, CA 95035 ATTN: CEO/CFO Fax: 408-434-0507

with a mandatory copy to: McDermott Will & Emery LLP 600 13th Street, N.W. Washington, DC 20005 ATTN: Stephen Becker Fax: 202-756-8087

If to MPS:	Monolithic Power Systems, Inc. 983 University Avenue Building A Los Gatos, California 92618 ATTN: CEO Fax: (408) 357-6601

with a mandatory copy to: Latham & Watkins 633 West Fifth Street Suite 4000 Los Angeles, CA 90071 ATTN: Robert Steinberg Fax: (213) 891-8763

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Either party may change its address by the notice given to the other party in the manner set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

Date: September 29, 2005	Linear Technology Corporation

	By:	/S/ LOTHAR MAIER
	Title:	CEO

Date: September 29, 2005	Monolithic Power Systems, Inc.

	By:	/S/ MICHAEL R. HSING
	Title:	CEO & President